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                                                                 EXHIBIT 4.11


                             AMENDMENT NO. 1 TO THE
                        POOLING AND SERVICING AGREEMENT

     THIS AMENDMENT NO. 1 (this "Amendment") is made as of September __, 1995, by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), and The Bank of New York, as Master Trust Trustee (the "Master Trust Trustee").

     NFSC, as Seller, NFC, as Servicer, Chemical Bank, as 1990 Trust Trustee, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995 (the "Pooling and Servicing Agreement"). In order to clarify that the Seller maintains an interest in the Master Trust prior to the 1990 Trust Termination Date and pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, the Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

            1. Amendment. The definition of "Master Trust Seller's Interest" in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated to read in its entirety as follows:

                 "Master Trust Seller's Interest" shall mean, with respect to any Business Day prior to the 1990 Trust Termination Date, the interest of the Seller in the Master Trust, and with respect to any Business Day after the 1990 Trust Termination Date, shall equal the aggregate principal amount of Dealer Notes, plus the aggregate amount of funds on deposit in the Excess Funding Account, plus the aggregate amount of funds on deposit in all Series Principal Accounts (and funds being held for deposit therein), each as of such Business Day, minus the Trust Invested Amount on such Business Day (or as of the Distribution Date on or immediately preceding such Business Day).

            2. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

                                    NAVISTAR FINANCIAL SECURITIES CORPORATION
                                           as Seller


                                    By:
                                          --------------------------------------
                                    Its:
                                          --------------------------------------

                                    NAVISTAR FINANCIAL CORPORATION
                                           as Servicer

                                    By:
                                          --------------------------------------
                                    Its:
                                          --------------------------------------
                                    THE BANK OF NEW YORK
                                           as Master Trust Trustee

                                    By:
                                          --------------------------------------
                                    Its:
                                          --------------------------------------


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